UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2009

Neurologix, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-13347	06-1582875
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bridge Plaza, Fort Lee, New Jersey	07024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 592-6451

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 24, 2009, Neurologix, Inc. (the “Company”) entered into a Third Amendment (the “Third Amendment”) to its Master Sponsored Research Agreement (the “Research Agreement”), dated as of May 10, 2006, with The Ohio State University Research Foundation, on behalf of Ohio State University, as amended by the Amendment to Master Sponsored Research Agreement (the “First Amendment”), dated as of May 29, 2008 and the Second Amendment to Master Sponsored Research Agreement (the “Second Amendment”), dated as of October 29, 2008. The Third Amendment extends the term of the Research Agreement to November 10, 2010.

The above descriptions of the Research Agreement, the First Amendment, the Second Amendment and the Third Amendment do not purport to be complete and are qualified in their entirety by the terms and conditions of the Research Agreement, a copy of which was filed as Exhibit 10.19 to the Company’s Form 10-KSB, dated March 25, 2008, the First Amendment, a copy of which was filed as Exhibit 10.1 to the Company’s Form 8-K, dated June 11, 2008, the Second Amendment, a copy of which was filed as Exhibit 10.1 to the Company’s Form 8-K, dated December 16, 2008 and the Third Amendment, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Third Amendment to Master Sponsored Research Agreement between Neurologix, Inc. and The Ohio State University Research Foundation, on behalf of Ohio State University, dated as of September 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

NEUROLOGIX, INC.

Date: September 24, 2009	By:	/s/ Marc L. Panoff
	Name:	Marc L. Panoff
	Title:	Chief Financial Officer, Secretary and Treasurer

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